UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2009

GLOBAL MACRO TRUST

(Exact name of registrant as specified in its charter)

Delaware	000-50102	36-7362830
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o Millburn Ridgefield Corporation

411 West Putnam Avenue

Greenwich, Connecticut 06830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 625-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2009, Millburn Ridgefield Corporation, the Managing Owner of Global Macro Trust (the “Trust”) and Wilmington Trust Company executed the Fourth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) of the Trust with an effective date of August 12, 2009.

The amendments to the Trust Agreement relate primarily to the establishment of three new series of units of beneficial interest in the Trust.  The new series of units are identical to the existing units but for the fee structure applicable to the new series and the investors eligible to purchase such series.  The Trust Agreement has also been amended to address amendments to the Employee Retirement Income Security Act of 1974 and rule changes prescribed by the National Association of Securities Dealers, Inc. (now known as the Financial Industry Regulatory Authority, Inc.) applicable to the Trust.

Item 9.01  Financial Statements and Exhibits.

Exhibit
Number	Description

3.03	Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009

GLOBAL MACRO TRUST

	By:	Millburn Ridgefield Corporation, Managing Owner

	By:	/s/ Gregg Buckbinder
		Name:	Gregg Buckbinder
		Title:	Senior Vice President